UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 13, 2008

Health Discovery Corporation
 (Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

On August 14, 2008, the Company and Dr. Richard Caruso entered into the Amendment to Stock Purchase Warrant attached to this Form 8-K as Exhibit 10.1.  The Amendment permits Dr. Caruso’s warrants, which were previously granted to Dr. Caruso in 2007 for his services as a director, to continue to vest so long as he serves the Company as an advisor.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 13, 2008, Dr. Richard Caruso informed the Company of his resignation as a director, which is effective August 15, 2008.  Dr. Caruso’s resignation is for personal reasons, but he will continue to serve the Company as a senior advisor.  Dr. Caruso’s decision to resign from the Board was not the result of any disagreements with the Company over operations, policies or practices.  A copy of Dr. Caruso’s resignation letter is attached to this Form 8-K as Exhibit 99.1.

(e) On August 15, 2008, the Company entered into a new employment agreement with Dr. Stephen Barnhill for his employment as Chief Executive Officer, which is attached to this Form 8-K as Exhibit 10.2.  Dr. Barnhill’s existing employment agreement was scheduled to expire by its terms on September 15, 2008.  The employment agreement has a term of two years.  Under the terms of the employment agreement, Dr. Barnhill will receive a one-time retention signing bonus of $50,000 and an annual base salary of $300,000.  Dr. Barnhill will also be eligible to receive a cash bonus equal to 10% of the Company’s revenue received during the term of the employment agreement; but such cash bonus cannot exceed 300% of his annual base salary.  Dr. Barnhill was also granted an option to purchase an aggregate of 6,000,000 shares of the Company’s common stock at an exercise price of $0.08; the options vest over a two year period, assuming a minimum share price, and with respect to a portion of the options, the Company attaining certain performance metrics, as more fully described in the Option Award, which is attached to this Form 8-K as Exhibit 10.3.  Dr. Barnhill is eligible to be reimbursed monthly for reasonable and necessary business expenses and to receive health insurance benefits and other benefits maintained by us for our executives.  Dr. Barnhill will be entitled to twenty paid vacation days during the calendar year.  If Dr. Barnhill’s employment is terminated for Cause, as that term is defined in the employment agreement, or if Dr. Barnhill terminates the employment agreement for Good Reason, as that term is defined in the employment agreement, then Dr. Barnhill will receive as severance the amount of his base salary for the remainder of the term and an amount equal to the actual cost of ninety days of his COBRA premium payments.  If the employment agreement is terminated for any other reason than for Cause or for Good Reason, Dr. Barnhill is not eligible to receive severance.  The employment agreement also generally provides that Dr. Barnhill will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of 12 months following termination of employment.

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Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amendment to Stock Purchase Warrant

10.2	Employment Agreement between the Company and Stephen D. Barnhill, M.D., dated August 15, 2008.

10.3	Option Award to Stephen D. Barnhill, M.D., dated August 15, 2008.

99.1	Resignation Letter of Dr. Richard Caruso

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: August 18, 2008	By:	/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chief Executive Officer

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